                                                                  EXHIBIT 10 (j)

                        AIRBORNE EXECUTIVE DEFERRAL PLAN
                                      (EDP)




                       Restated Effective January 1, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Purpose ..................................................................   1

Article 1 - Definitions ..................................................   1

Article 2 - Eligibility ..................................................   3
      2.1   Eligibility and Participation ................................   3
      2.2   Enrollment Requirements ......................................   3

Article 3 - Deferral Commitments .........................................   3
      3.1   Minimum and Maximum Deferrals ................................   3
      3.2   Deferral Commitment Period ...................................   3
      3.3   FICA Taxes ...................................................   3
      3.4   Interest Crediting Prior to Distribution .....................   4
      3.5   Interest Crediting Upon Retirement ...........................   4

Article 4 - In-Service Distributions .....................................   4
      4.1   In General ...................................................   4
      4.2   Hardship Withdrawal ..........................................   4
      4.3   Pre-Determined Withdrawal ....................................   5
      4.4   Early Distribution With Penalty                                  5
      4.5   Payment of Distribution ......................................   5
      4.6   Remaining Account Balance ....................................   5

Article 5 - Commencement of Payment of Benefits ..........................   5
      5.1   Retirement ...................................................   5
      5.2   Disability ...................................................   5
      5.3   Termination ..................................................   6
      5.4   Death Prior to Commencement of Payment of Benefits ...........   6
      5.5   Death After Commencement of Payment of Benefits ..............   6
      5.6   Beneficiary ..................................................   6
      5.7   Forms of Distribution ........................................   6
      5.8   Small Amounts Distribution ...................................   6

Article 6 - Beneficiary ..................................................   7
      6.1   Beneficiary ..................................................   7
      6.2   Beneficiary Designation; Change ..............................   7
      6.3   No Beneficiary Designation ...................................   7
      6.4   Doubt as to Beneficiary ......................................   7
      6.5   Discharge of Obligations .....................................   7

                                                                            Page
                                                                            ----
Article 7  - Leave of Absence ............................................    7
      7.1    Authorized Leave of Absence .................................    7

Article 8  - Company/Participant Liability ...............................    7
      8.1    General Assets ..............................................    7
      8.2    Limitation of Obligation ....................................    8
      8.3    Participant Cooperation .....................................    8
      8.4    Unsecured General Creditor ..................................    8

Article 9  - No Guarantee of Employment ..................................    8
      9.1    No Guarantee of Employment ..................................    8

Article 10 - Termination, Amendment or Modification of the Plan ..........    8
     10.1    Termination of Plan .........................................    8
     10.2    Amendment of Plan ...........................................    8
     10.3    Termination of Deferral Agreement ...........................    9

Article 11 - Change of Control ...........................................    9
     11.1    Change of Control ...........................................    9
     11.2    Termination of Employment Following a Change of Control .....   10
     11.3    Constructive Termination of Employment ......................   10

Article 12 - Other Benefits and Agreements ...............................   11
     12.1    Coordination with Other Benefits ............................   11

Article 13 - Restrictions on Alienation of Benefits ......................   11
     13.1    Nonassignability ............................................   11

Article 14 - Administration of the Plan ..................................   12
     14.1    Committee Administration ....................................   12
     14.2    Committee Authority .........................................   12
     14.3    Committee Indemnity .........................................   12
     14.4    Company's Obligations to the Committee ......................   12
     14.5    Committee Discretion in Payment Schedule ....................   12
     14.6    Legal, Accounting, Clerical and Other Services ..............   12

Article 15 - Claims Procedures ...........................................   12
     15.1    Presentation of Claim .......................................   12
     15.2    Notification of Decision ....................................   13
     15.3    Review of a Denied Claim ....................................   13
     15.4    Decision on Review ..........................................   13

                                                                           Page
                                                                           ----
Article 16 - Trust .......................................................  14
      16.1   Establishment of the Trust ..................................  14
      16.2   Interrelationship of the Plan and the Trust .................  14

Article 17 - Miscellaneous ...............................................  14
      17.1   Notice ......................................................  14
      17.2   Successors ..................................................  14
      17.3   Governing Law ...............................................  14
      17.4   Headings ....................................................  14
      17.5   Validity ....................................................  14

                        AIRBORNE EXECUTIVE DEFERRAL PLAN

                                     Purpose

The purpose of this Plan is to provide specified benefits to a select group of key employees who contribute materially to the continued growth, development and future business success of Airborne, Inc. and its subsidiaries.

                                    Article 1
                                   Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean the sum of (i) the Deferral Amount and (ii) interest credited in accordance with all the applicable interest crediting provisions of this Plan, less all distributions made in accordance with the Plan.

1.2   "Airborne" shall mean Airborne, Inc., a Delaware corporation.

1.3 "Annual Bonus" shall mean any compensation paid under the Company's EICP, EGICP or MICP or any other bonus plan maintained by the Company.

1.4 "Base Annual Salary" shall mean the annual compensation that is to be paid by the Company to a Participant for a Plan Year, determined as of the first day of that year, excluding bonuses, commissions, overtime and non-monetary awards for employment services to the Company.

1.5 "Beneficiary" shall mean the person or persons, or the estate of a Participant, designated or determined with Article 6, who is entitled to receive benefits under this Plan upon the death of a Participant.

1.6 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate his or her Beneficiary.

1.7   "Board" shall mean the Board of Directors of Airborne.

1.8   "Change of Control" is defined in Section 11.1.

1.9 "Committee" shall mean the administrative committee appointed to manage and administer this Plan in accordance with the provisions of Article 14.

1.10  "Company" shall mean Airborne and its direct and indirect subsidiaries.

1.11 "Deferral Agreement" shall mean the form of written agreement which is entered into by and between the Company and a Participant. A Participant may execute a separate Deferral Agreement for each Plan Year. If a Participant has executed more than one Deferral Agreement, then, as the context requires, references herein to the "Deferral Agreement" shall be deemed to refer to the Deferral Agreement for the particular Plan Year in question or to all of the Participant's Deferral Agreements.

1.12 "Deferral Amount" shall be the sum of all of a Participant's Base Annual Salary deferrals, Annual Bonus deferrals and Quarterly Incentive Bonus deferrals.

1.13 "Disability" shall mean a period of disability which qualifies a Participant for benefits under the Company's long-term disability program.

1.14 "Effective Date" shall mean, for purposes of this restated Plan, January l, 2001. The original effective date of this Plan, originally known as the Airborne Express Executive Deferral Plan, was January 1, 1992.

1.15 "Employee" shall mean any person who is in the regular full-time employment of the Company as determined by the personnel policies and practices of the Company.

1.16 "In-Service Distribution" shall mean the distribution to be made, if elected by the Participant, pursuant to Article 4.

1.17 "Interest Crediting Rate" for a Plan Year shall mean the interest rate determined and announced by the Committee at any time prior to the beginning of the Plan Year. The Committee will base the crediting rate upon an established index and shall document and communicate the index source prior to the beginning of the Plan Year.

1.18 "Participant" shall mean any Employee who during the term of this Plan (i) is eligible to participate under Article 2 of this Plan, (ii) elects to participate in this Plan, and (iii) signs a Deferral Agreement and a Beneficiary Designation Form, which are returned to and accepted by the Committee and are not thereafter terminated.

1.19 "Plan" shall mean Airborne Executive Deferral Plan, which is defined by this instrument and by each Deferral Agreement.

1.20 The "Plan Year" shall begin on January 1 of each year and continue through December 31 of the same year.

1.21 "Quarterly Incentive Bonus" shall mean any compensation paid under the Company's Quarterly Incentive Bonus Plan.

1.22 "Retirement" shall mean the Termination of Employment of a Participant on or following his or her Retirement Date, other than on account of death.

1.23 "Retirement Date" shall mean the earlier of (a) the date the Participant attains age 62, and (b) the first date on which the Participant has both attained age 55 and accumulated ten years of service with the Company.

1.24  "Termination Benefit" shall mean the termination benefit provided for in
      Article 5.

1.25 "Termination of Employment" shall mean the cessation of employment with the Company.

1.26 "Trust" shall mean the trust established pursuant to that certain Trust Agreement, dated as of April 1, 2000, between Airborne Express, Inc., a Delaware corporation, and BNY Western Trust Company, a California trust company, as amended from time to time.

                                    Article 2
                                   Eligibility

2.1   Eligibility and Participation. An Employee shall become eligible to
      -----------------------------
      participate in this Plan when he or she either (a) becomes an officer of the Company, or (b) is specifically nominated for participation by the Board. Participation shall be limited to a select group of management and highly compensated employees of the Company.

2.2   Enrollment Requirements. As a condition of participation, each Participant
      -----------------------
      shall complete, sign and return to the Committee a Deferral Agreement and a Beneficiary Designation Form. The Participant must return all forms by the required due date, and comply with all further conditions that may be established by the Committee. In any event, the Deferral Agreement must be returned prior to the beginning of the calendar year for which the deferral election applies.

                                    Article 3
                              Deferral Commitments

3.1   Minimum and Maximum Deferrals. The minimum and maximum deferrals shall be:
      -----------------------------

      ------------------------------------------------------------------------------------------
         Type of Deferral                   Minimum Deferral                Maximum Deferral
      ------------------------------------------------------------------------------------------
       a) Base Annual Salary (BAS)         $50 per pay period                 100% of BAS
      ------------------------------------------------------------------------------------------
       b) Annual Bonus (AMB)                     $ 1,000                      100% of AMB
      ------------------------------------------------------------------------------------------
       c) Quarterly Incentive Bonus (QIB)    $250 per quarter                  100% of QIB
      ------------------------------------------------------------------------------------------

3.2   Deferral Commitment Period. The "Deferral Commitment Period" for a
      --------------------------
      Participant shall be the fixed number of whole Plan Years specified in his or her Deferral Agreement.

3.3   FICA Taxes. For each Plan Year of the Deferral Commitment Period, the
      ----------
      Company shall ratably withhold from that portion of the Participant's Base Annual Salary, Annual Bonus and/or Quarterly Incentive Bonus that is not being deferred, the Participant's share of FICA taxes based on the full amount of the Participant's Base Annual Salary, Annual MICP Bonus and/or Quarterly Incentive Bonus before reduction by the amount deferred. If necessary, the Committee shall reduce the amount deferred in order to comply with this Section 3.3.

3.4   Interest Crediting Prior to Distribution. Interest shall be based on the
      ----------------------------------------
      Interest Crediting Rate defined in this Plan, credited in the following manner:

      (a) For Base Annual Salary deferrals, interest shall be credited quarterly as though all deferrals during a calendar quarter were made on the 45th day of the quarter.

      (b) For Annual Bonus deferrals and Quarterly Incentive Bonus deferrals, interest shall be credited quarterly as though all Annual Bonus and Quarterly Incentive Bonus deferrals were made on the 45th day of the calendar quarter in which the bonus would otherwise be paid to the Participant.

3.5   Interest Crediting Upon Retirement. Following the Retirement of any
      ----------------------------------
      Participant who will receive distribution of his or her Account Balance other than in a single lump sum, interest shall be credited based upon the average rate credited over the five Plan Years immediately preceding the distribution start date. Such rate shall remain constant throughout the distribution period.

                                    Article 4
                            In-Service Distributions

4.1   In General. All funds in the Account Balance of a Participant shall remain
      ----------
      in this Plan until the Participant's death, Retirement or Termination of Employment, unless the Participant has elected to receive an In-Service Distribution according to one of the options listed below.

4.2   Hardship Withdrawal.
      -------------------

      (a) If a Participant experiences an Unforeseeable Financial Emergency as described in Section 4.2(b) below, the Participant may petition the Committee to (i) suspend any deferrals required by the Deferral Agreement and/or (ii) receive a distribution, which will be limited to the amount required to satisfy the Unforeseeable Financial Emergency, from this Plan. Any approval of such a petition shall be made at the sole discretion of the Committee. If the Committee approves a distribution, the distribution shall be made within 60 days of the date of approval. The distribution may not exceed the Participant's Account Balance as of the last day of the month prior to the date of the Committee's approval of the petition, calculated as if such Participant were receiving a Termination Benefit as of such date.

      (b) An "Unforeseeable Financial Emergency" shall mean an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, transfer of place of employment or other such unforeseeable occurrence, all as determined in the sole discretion of the Committee.

4.3   Pre-Determined Withdrawal. Prior to making deferrals, the Participant may
      -------------------------
      elect in a Deferral Agreement to receive an In-Service Distribution at a future date to be specified at the time of election. The earliest date that an In-Service Distribution can be elected is after the completion of the third Plan Year following the Plan Year in which the Deferral Agreement is executed. If the Participant chooses to receive an In-Service Distribution, he or she shall receive from the Account Balance an amount equal to the total Deferral Amount actually deferred during the Plan Year following the date of election plus all interest relative to the specified distribution, less any portion thereof previously distributed under
      Section 4.2 or any other provision of the Plan.

4.4   Early Distribution With Charge. Upon application by a Participant who has
      ------------------------------
      not had a Termination of Employment, the Committee may determine in its sole discretion that payments from such Participant's Account Balance shall be made in a different form or on an earlier date than otherwise elected under the terms of this Plan (even in the absence of an Unforeseeable Financial Emergency). All distributions under this Section
      4.4 shall be subject to a charge equal to ten percent of the amount otherwise distributable, which charge shall reduce the Participant's Account Balance. Any one or more such distributions approved by the Committee shall be paid at such time or times and in such amount or amounts as determined by the Committee. A Participant who has received one or more distributions under this Section 4.4 thereafter shall not be eligible to make any additional deferral under the Plan until the second Plan Year commencing after the Plan Year in which the last such distribution was made.

4.5   Payment of Distribution. The payment of an In-Service Distribution under
      -----------------------
      Section 4.3 shall be made in a lump sum within 90 days after the first day of the Plan Year specified by the Participant in the Deferral Agreement.

4.6   Remaining Account Balance. After the payment of the In-Service
      --------------------------
      Distribution, the remaining Account Balance, if any, shall constitute the entire Account Balance and be paid under the other provisions of this Plan, as elected.

                                    Article 5
                       Commencement of Payment of Benefits

5.1   Retirement. In the event of a Participant's Retirement, distribution of
      ----------
      the Account Balance of the Participant in the form provided under this
      Article 5 shall, subject to Section 5.4, be commenced (or completed, in the case of a single lump sum distribution) within 90 days after the Participant's Retirement. If the Account Balance is distributed in a lump sum, interest will be credited only through the last day of the month of the Participant's Retirement.

5.2   Disability. A Participant who incurs a Disability without a Termination of
      ----------
      Employment will be treated as employed and no payments will be made except in accordance with Section 4.2.

5.3   Termination. In the event a Participant incurs a Termination of Employment
      -----------
      prior to his or her Retirement Date, for any reason other than death, such Participant's Account Balance shall, subject to Section 11.2, be distributed 90 days after the termination date. Interest will be credited to the Account Balance prior to distribution only through the month preceding Termination of Employment.

5.4   Death Prior to Commencement of Payment of Benefits. In the event of a
      --------------------------------------------------
      Participant's death prior to commencement of payment of benefits under this Article 5, the balance of the Participant's Account Balance shall be distributed to the Participant's Beneficiary in the form indicated in the Deferral Agreement, commencing 90 days after the date of the Participant's death. If the Account Balance is distributed in a lump sum, interest will be credited only through the last day of the month of the Participant's death.

5.5   Death After Commencement of Payment of Benefits. In the event of a
      -----------------------------------------------
      Participant's death after commencement of payment of benefits under this
      Article 5, the remainder of the Participant's Account Balance shall be paid to the Participant's Beneficiary over the remainder of the period under which the distribution began.

5.6   Beneficiary. Prior to commencement of payment of benefits to a
      -----------
      Beneficiary, such Beneficiary may request an alternative form of distribution to apply to the remainder of the Participant's Account Balance. The Committee, after considering all circumstances that it deems relevant (including the effect of such form of distribution on the finances of the Company and the financial needs of the Beneficiary), shall determine in its sole discretion whether to permit the alternative form of distribution. In the event of the death of the Beneficiary prior to complete distribution of the Participant's Account Balance, the remainder of the Participant's Account Balance shall be paid in a single lump sum to the deceased Beneficiary's estate. If more than one person is the Beneficiary of a Participant, this Section 5.6 shall be applied separately to each such person's share of the Participant's Account Balance.

5.7   Forms of Distribution. Except as otherwise provided in this Plan,
      ---------------------
      distribution of a Participant's Account Balance on account of Retirement shall be in one of the following forms: (i) a single lump sum, (ii) 60 approximately equal monthly installments, (iii) 120 approximately equal monthly installments, or (iv) 180 approximately equal monthly installments, as the Participant shall elect in any Deferral Agreement; provided, however, that in the absence of such election in a Deferral Agreement, the Participant's Account Balance shall be payable in 120 approximately equal monthly installments. Prior to the commencement of payment of benefits, the Participant may request, by written application to the Committee, an alternative form of distribution that would apply to the Participant's entire Account Balance. It is the sole discretion of the Committee to determine whether to permit the requested alternative form of distribution.

5.8   Small Amounts Distribution. In the event that the value of a Participant's
      --------------------------
      Account Balance does not exceed $20,000 as of the date benefits first become distributable, the Committee will distribute the Account Balance in a single lump sum payment.

                                    Article 6
                                   Beneficiary

6.1   Beneficiary. Each Participant shall have the right, at any time, to
      -----------
      designate any person or persons as his or her Beneficiary (both primary as well as contingent) to receive the Participant's Account Balance following the death of the Participant.

6.2   Beneficiary Designation; Change. A Participant shall designate his or her
      -------------------------------
      Beneficiary by completing and signing the Beneficiary Designation Form and returning it to the Committee. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form.

6.3   No Beneficiary Designation. If a Participant fails to designate a
      --------------------------
      Beneficiary as provided above, or if all persons designated as the Beneficiary predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse and, if the Participant has no surviving spouse, the Participant's Account Balance shall be paid in a lump sum to the executor or personal representative of the Participant's estate.

6.4   Doubt as to Beneficiary. If the Committee has any doubt as to the proper
      -----------------------
      Beneficiary to receive payments pursuant to this Plan, it shall have the right to withhold such payments until this matter is resolved to its satisfaction.

6.5   Discharge of Obligations. The payment of benefits under this Plan to the
      ------------------------
      Beneficiary of a deceased Participant shall fully and completely discharge the Company from all further obligations under this Plan with respect to the deceased Participant and his or her Beneficiary.

                                    Article 7
                                Leave of Absence

7.1   Authorized Leave of Absence. If a Participant is authorized by the Company
      ---------------------------
      for any reason to take a paid leave of absence from employment, such Participant shall continue to be considered employed as an Employee and shall be required to maintain the level of deferrals set forth in his or her Deferral Agreement in order to keep the Deferral Agreement in full force and effect. If such leave of absence is unpaid, the Participant shall continue to be considered employed as an Employee and will be excused from making deferrals until the unpaid leave of absence ends; provided, however, that if the unpaid leave of absence continues beyond twelve consecutive months, the Participant shall be treated as having incurred a Termination of Employment as of the end of such twelve-month period and the Participant shall receive the Termination Benefit.

                                    Article 8
                         Employer/Participant Liability

8.1   General Assets. Amounts payable to a Participant shall be paid from the
      --------------
      general assets of the Company exclusively.

8.2  Limitation of Obligation. The Company shall have no obligation to a
     ------------------------
     Participant under the Plan, except as expressly provided for in this Plan.

8.3  Participant Cooperation. The Participant must cooperate with the Company
     -----------------------
     and the Committee in furnishing all information requested by the Company and/or Committee in order to facilitate the payment of benefits, and the administration and operation of this Plan. Such information may include taking a physical examination, or other actions, and such cooperation shall extend beyond the termination of the Deferral Agreement and the Employee's participation in this Plan.

8.4  Unsecured General Creditor. Participants, their Beneficiaries and their
     --------------------------
     permitted heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any specific property or assets of the Company nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuities, interests or the proceeds therefrom owned, or which may be acquired by, the Company. Any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's liability under this Plan shall be merely an unfunded and unsecured promise of the Company to pay money in the future.

                                    Article 9
                           No Guarantee of Employment

9.1  No Guarantee of Employment. Nothing in this Plan shall be construed as
     --------------------------
     altering in any manner the employment relationship with an Employee, which is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless otherwise expressly provided in a written employment agreement. Nothing in this Plan creates, or is meant to create, any obligation on the part of the Company to keep an Employee employed by the Company or not to terminate an Employee at any time and for any reason.

                                   Article 10
               Termination, Amendment or Modification of the Plan

10.1 Termination of Plan. The Company reserves the right to terminate this Plan
     -------------------
     at any time. Upon termination of this Plan, the Participant's Account Balance shall be paid out (a) in the manner it would have been paid if the Participant had incurred a Termination of Employment on the date of Plan termination, or (b) if such Plan termination occurs after the Participant's Retirement Date, in the manner it would have been paid in the event of the Participant's Retirement on the date of Plan termination. Notwithstanding the above, the termination of this Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under this Plan as of the date of termination.

10.2 Amendment of Plan. The Company may, at any time, amend or modify this Plan
     -----------------
     in whole or in part; provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant's Account Balance in existence at the time the amendment or modification is made. The amendment or modification of this Plan shall not affect any

        Participant or Beneficiary who has become entitled to the payment of benefits under this Plan as of the date of the amendment or modification.

10.3    Termination of Deferral Agreement. Absent the earlier termination,
        ---------------------------------
        modification or amendment of this Plan, any Deferral Agreement of any Participant shall terminate upon the full payment of the applicable benefit provided under the provisions of this Plan. The Committee in its sole discretion may elect by notice to terminate the Deferral Agreement of a Participant, in which case the Participant's Account Balance shall be paid out in the manner it would have been paid in the event the Participant incurred a Termination of Employment.

                                   Article 11
                                Change of Control

11.1    Change of Control. For purposes of this Plan, "Change of Control" means:
        -----------------

        (a) The acquisition by any person of the power, directly or indirectly, to exercise a controlling influence over the management or policies of Airborne (either alone or pursuant to an arrangement or understanding with one or more other persons), whether through ownership of voting securities, through one or more intermediaries, by contract, by way of a reorganization, merger or consolidation, or otherwise; or

        (b) The acquisition by a person who is not a U.S. citizen (either alone or pursuant to an arrangement or understanding with one or more other persons) of the ownership of or power to vote 25% or more of the outstanding voting securities of Airborne; or

        (c) The acquisition by a person who is a U.S. citizen (either alone or pursuant to an arrangement or understanding with one or more other persons) of the ownership of or power to vote 35% or more of the outstanding voting securities of Airborne, provided that no change in control shall be deemed to occur under this subsection (c) if less than 50% of the outstanding voting securities of Airborne are acquired and such acquisition has been approved by the Board; or

        (d) If during a period of six years after the acquisition by any person, directly or indirectly, of the ownership of or power to vote 10% or more of the outstanding voting securities of Airborne, the individuals who prior to such acquisition were Directors of Airborne ("Prior Directors") shall cease to constitute a majority of the Board, unless the nomination of each new Director was approved by a vote of a majority of the Prior Directors; or

        (e) The Company is liquidated; all or substantially all of the Company's (or Airborne's) assets are sold in one or a series of related transactions; or

        (f) The Company (or Airborne) is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization (a "transaction") that results in the voting securities of the Company (or Airborne) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Airborne or the Company (or such surviving entity) outstanding immediately after such transaction.

     The term "person" for purposes of this paragraph shall include a natural person, corporation, partnership, association, joint-stock company, trust fund, or organized group of persons.

11.2 Termination of Employment Following a Change of Control. If during the
     -------------------------------------------------------
     four-year period following a Change of Control the Company terminates the employment of a Participant for any reason other than Retirement, or if the Participant voluntarily terminates his or her employment for Good Reason (as defined below) in the manner provided below, the Company shall immediately pay the Participant his or her entire Account Balance in a lump sum, notwithstanding the provisions of Article 5.

11.3 Good Reason. For purposes of this Plan, a Participant will have "Good
     -----------
     Reason" to voluntarily terminate his or her employment if, following a Change of Control:

     (a) Without the Participant's express written consent, the Participant is assigned any duties not customarily performed by senior executives of the Company or inconsistent with his or her position as a senior executive prior to the Change of Control, or the Company fails to maintain the Participant in a senior executive position; or to provide the Participant with the normal perquisites of a senior executive of the Company, including but not limited to an office and appropriate support services, or any other action by the Company which results in a diminution in the Participant's position, authority, duties or responsibilities as they existed immediately prior to the Change of Control, excluding, however, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

     (b) The Company reduces the Participant's base salary as in effect prior to the Change of Control, unless such reduction is applied to all officers of the Company (including any parent or successor of the Company) and does not exceed the average percentage reduction in base salary for all officers of the Company, with a maximum permissible reduction of 25%, or the Company fails to increase such base salary each year following the Change of Control by an amount which equals at least one-half (1/2), on a percentage basis, of the average percentage increase in base salary for all officers of the Company or any parent or successor of the Company during the prior two full calendar years;

     (c) The Company fails to maintain any of the employee benefits to which the Participant was entitled prior to the Change of Control at a level equal to or greater than that in effect prior to the Change of Control, through the continuation of the same or substantially similar plans, programs and policies, or the Company takes any action which adversely affects the Participant's participation in or materially reduces the

          Participant's benefits under any such plans, programs or policies or deprives the Participant of any fringe benefits enjoyed by the Participant prior to the Change of Control, unless such a reduction in benefits is nondiscriminatory as to the Participant and is applied generally;

     (d) The Company fails to provide the Participant with the number of paid vacation days to which the Participant would be entitled as a salaried employee of the Company, its subsidiaries or affiliates, or any parent or successor of the Company on a nondiscriminatory basis;

     (e) The Company requires the Participant to be based anywhere other than the Participant's current location (or within 25 miles thereof) except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the Change of Control; or the Company relocates the Participant's offices outside of their current location (or within 25 miles thereof) without the Participant's consent; or

     (f) The Company purports to terminate the Participant's employment in reliance on grounds relied that are not valid.

     Upon the happening of one or more of these events, the Participant may elect to terminate his or her employment for Good Reason by delivering to the Company a written notice of termination setting forth the Good Reason.

                                   Article 12
                          Other Benefits and Agreements

12.1 Coordination with Other Benefits. The benefits provided for a Participant
     --------------------------------
     and the Participant's Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   Article 13
                     Restrictions on Alienation of Benefits

13.1 Nonassignability Neither a Participant nor any other person shall have any
     ----------------
     right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof. No part of the amounts payable shall, prior to actual payment, be subject to any claims of creditors and, in particular, they shall not be subject to attachment, garnishment, seizure or sequestration by any creditor for the payment of any debts, judgments, obligations, alimony or separate maintenance owed by a Participant or a Beneficiary.

                                   Article 14
                           Administration of the Plan

14.1 Committee Administration. The general administration of this Plan, as well
     ------------------------
     as construction and interpretation thereof, shall be the responsibility of the Committee, the number of members of which shall be designated and appointed from time to time by, and shall serve at, the pleasure of the Board.

14.2 Committee Authority. The Committee shall from time to time establish rules,
     -------------------
     forms and procedures for the administration of this Plan. Except as otherwise expressly provided, the Committee shall have the exclusive right to interpret this Plan and to decide any and all matters arising thereunder except that an individual Committee member shall not rule in matters involving his or her own account or benefits. The Committee's decisions shall be conclusive and binding upon all persons having or claiming to have any right or interest under this Plan.

14.3 Committee Indemnity. No member of the Committee shall be liable for any act
     -------------------
     or omission of any other member of the Committee. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, with the exception of expenses and liabilities arising out of his or her own gross negligence or willful misconduct.

14.4 Company's Obligations to the Committee. To enable the Committee to perform
     --------------------------------------
     its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their Retirement, death, and Termination of Employment, and such other pertinent facts as the Committee may require.

14.5 Committee Discretion in Payment Schedule. The Committee shall also have the
     ----------------------------------------
     power, at its sole discretion, to change the manner and timing of payments to be made to a Participant or Participant's Beneficiary from that set forth in the Participant's Deferral Agreement, if requested to do so by such Participant or Beneficiary.

14.6 Legal, Accounting, Clerical and Other Services. The Committee may authorize
     ----------------------------------------------
     one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. All expenses of the Committee shall be paid by the Company.

                                   Article 15
                                Claims Procedures

15.1 Presentation of Claim. Any Participant or Beneficiary of a deceased
     ---------------------
     Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant's Account Balance, or (ii) distributable to such Claimant from this Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant.

15.2 Notification of Decision. The Committee shall consider a Claimant's claim
     ------------------------
     within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

          (i) the specific reason(s) for the denial of the claim, or any part of it;

          (ii) specific reference(s) to pertinent provisions of this Plan upon which such denial was based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

          (iv)  an explanation of the claim review procedure set forth in
                Section 15.3.

15.3 Review of a Denied Claim. Within 60 days after receiving a notice from the
     ------------------------
     Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a)  may review pertinent documents;

     (b)  may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

15.4 Decision on Review. The Committee shall render its decision on review
     ------------------
     promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a)  specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

     (c)  such other matters as the Committee deems relevant.

                                   Article 16
                                      Trust

16.1 Establishment of the Trust. The Company shall at least annually transfer to
     --------------------------
     the Trust such assets as the Committee determines, in its sole discretion, are necessary to provide for the Company's future liabilities created with respect to the Deferral Amounts and interest credits for that Plan Year.

16.2 Interrelationship of the Plan and the Trust. The provisions of this Plan
     -------------------------------------------
     and the Deferral Agreement shall govern the rights of a Participant to receive distributions pursuant to this Plan. The provisions of the Trust shall govern the rights of the Company, Participant and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under this Plan. The Company's obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

                                   Article 17
                                  Miscellaneous

17.1 Notice. Any notice given under this Plan to a Participant or his or her
     ------
     Beneficiary shall be in writing and shall be mailed to the Participant or Beneficiary at the last known address in the records of the Company. Any notice given under this Plan to the Company or Airborne shall be in writing and shall be mailed to:

                    AIRBORNE EXPRESS
                    Employee Benefits
                    3101 Western Avenue
                    Seattle, Washington 98111

17.2 Successors. This Plan shall be binding upon the Company and its successors
     ----------
     and assigns, and upon a Participant, the Participant's Beneficiary, and the Participant's permitted assigns, heirs, executors and administrators.

17.3 Governing Law. This Plan and each Deferral Agreement shall be governed by
     -------------
     and construed under the laws of the State of Washington.

17.4 Headings. The headings of the articles, sections and paragraphs of this
     --------
     Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.5 Validity. In the event any provision of this Plan shall be illegal or
     --------
     invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

IN WITNESS WHEREOF, Airborne has signed this restated Executive Deferral Plan effective as of January 1, 2001.

                                        AIRBORNE, INC.


                                        By: /s/ Harvey North
                                            ------------------------------------

                                        Title: Vice President, Human Resources
                                              ----------------------------------